Exhibit 23.6
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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Netherland, Sewell & Associates, Inc. consents to the incorporation by reference in this Registration Statement on Form S-8 of information contained in our report, as of December 31, 2009, setting forth the estimates of revenues from oil and gas reserves of BreitBurn Energy Partners L.P. and its subsidiaries appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
April 21, 2010